Exhibit 99.2

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

 Kulicke & Soffa Schedules Fourth Quarter & Full Year 2020 Conference Call for
8AM EST, November 19th, 2020

Singapore – October 13, 2020 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment, today announced a conference call is scheduled to discuss the Company's fiscal fourth quarter and full year 2020 financial results, and its business outlook, on Thursday November 19, 2020 at 8:00am EST.
The Company will issue its fourth fiscal quarter 2020 financial results on Wednesday November 18, 2020 after market close.
To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 26th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13711178. A webcast replay will also be available at investor.kns.com.
About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future. (www.kns.com)

Contacts:

Kulicke & Soffa Industries, Inc.	Kulicke & Soffa Industries, Inc.
Joseph Elgindy	Marilyn Sim
Investor Relations	Public Relations
P: +1-215-784-7518	P: +65-6880-9309
F: +1-215-784-6180	F: +65-6880-9580
investor@kns.com	msim@kns.com

1